EXHIBIT 23H(2)

                               Amidex Funds, Inc.

Amendment Number Two (2) to the OPERATING SERVICES AGREEMENT ("Agreement") dated March 1, 1999 between Amidex Funds, Inc. and TransNations Investments, LLC.

Schedule A is hereby amended to add THE AMIDEX CANCER INNOVATIONS & HEALTHCARE FUND as a covered Portfolio, effective July 20, 2001.


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Date                               Clifford A. Goldstein, Amidex Funds, Inc.


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Date                               Clifford A. Goldstein, TransNations
                                   Investments, LLC